HOLLYER BRADY SMITH & HINES LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494


                                                     July 18, 2001


To the Trustees of Hawaiian Tax-Free Trust

     We consent to the incorporation by reference into post-effective amendment No. 21 under the 1933 Act and No. 22 under the 1940 Act of our opinion dated July 21, 1998.


                                          Hollyer Brady Smith & Hines LLP

                                          /s/ W.L.D. Barrett

                                         by__________________________
                                            Partner